EXHIBIT 10.35



                               RECOTON CORPORATION


              -----------------------------------------------------


                             NOTE PURCHASE AGREEMENT

              -----------------------------------------------------




                          DATED AS OF SEPTEMBER 1, 1998





                                   $25,000,000
               ADJUSTABLE RATE SENIOR NOTES DUE SEPTEMBER 1, 2008

                                TABLE OF CONTENTS
                             (NOT PART OF AGREEMENT)

                                                                        PAGE

1. AUTHORIZATION OF ISSUE OF NOTES.....................................  1

2. PURCHASE AND SALE OF NOTES..........................................  1

3. CONDITIONS OF CLOSING...............................................  2
   3A.  Opinion of Purchaser's Special Counsel.........................  2
   3B.  Opinions of Company's Counsel and Subsidiaries'
        Counsel........................................................  2
   3C.  Subsidiary Guaranty and Sharing Agreement......................  2
   3D.  Representations and Warranties; No Default.....................  2
   3E.  Purchase Permitted By Applicable Laws..........................  2
   3F.  Private Placement Number.......................................  3
   3G.  Structuring Fee................................................  3
   3H.  Closing Expenses...............................................  3
   3I.  Bank Consent...................................................  3
   3J.  Proceedings....................................................  3

4. PREPAYMENTS AND INTEREST............................................  3
   4A.  Required Prepayments...........................................  3
   4B.  Optional Prepayment With Yield-Maintenance Amount..............  3
   4C.  Notice of Optional Prepayment..................................  4
   4D.  Partial Payments Pro Rata......................................  4
   4E.  Obligation to Purchase during Existence of Put
        Condition......................................................  4
   4F.  Retirement of Notes............................................  5
   4G.  Interest Payments..............................................  6

5. AFFIRMATIVE COVENANTS...............................................  6
   5A.  Financial Statements...........................................  6
   5B.  Information Required by Rule 144A..............................  7
   5C.  Inspection of Property.........................................  8
   5D.  Other Information..............................................  8
   5E.  Payment of Taxes and Claims....................................  9
   5F.  Maintenance of Properties; Corporate Existence;
        etc............................................................  9
   5G.  Covenant to Secure Notes Equally............................... 10
   5H.  Delivery of Opinion of Italian Counsel......................... 10

6. NEGATIVE COVENANTS.................................................. 10
   6A.  Line of Business............................................... 10
   6B.  Current Debt................................................... 10
   6C.  Funded Debt.................................................... 11
   6D.  Interest Expense Coverage...................................... 12
   6E.  Net Worth...................................................... 13
   6F.  Restricted Investments and Restricted Payments................. 13
   6G.  Mergers and Consolidations..................................... 14
   6H.  Transfers of Property; Subsidiary Stock........................ 14
   6I.  Liens.......................................................... 17
   6J.  Permitted Investments.......................................... 19
   6K.  Transactions with Affiliates................................... 19
   6L.  Designation of Subsidiaries.................................... 19
   6M.  Subsidiary Guaranty............................................ 19
   6N.  PRC Subsidiaries............................................... 20

7. EVENTS OF DEFAULT................................................... 20
   7A.  Acceleration................................................... 20
   7B.  Rescission of Acceleration..................................... 23
   7C.  Notice of Acceleration or Rescission........................... 23
   7D.  Other Remedies................................................. 23

8. REPRESENTATIONS, COVENANTS AND WARRANTIES........................... 24
   8A.  Organization; Subsidiaries and Affiliates...................... 24
   8B.  Financial Statements........................................... 24
   8C.  Actions Pending................................................ 25
   8D.  Outstanding Debt............................................... 25
   8E.  Title to Properties............................................ 25
   8F.  Taxes.......................................................... 25
   8G.  Conflicting Agreements and Other Matters....................... 25
   8H.  Offering of Notes.............................................. 26
   8I.  Use of Proceeds................................................ 26
   8J.  ERISA.......................................................... 26
   8K.  Governmental Consent........................................... 26
   8L.  Environmental Compliance....................................... 27
   8M.  Disclosure..................................................... 27

9. REPRESENTATIONS OF THE PURCHASER.................................... 27
   9A.  Nature of Purchase............................................. 27
   9B.  Source of Funds................................................ 27

10.DEFINITIONS......................................................... 29
   10A. Yield-Maintenance Terms........................................ 29
   10B. Other Terms.................................................... 30
   10C. Generally Accepted Accounting Principles....................... 42

11.MISCELLANEOUS....................................................... 42
   11A. Note Payments.................................................. 42
   11B. Expenses....................................................... 43
   11C. Consent to Amendments.......................................... 43
   11D. Form, Registration, Transfer and Exchange of
        Notes; Lost Notes.............................................. 43
   11E. Persons Deemed Owners; Participations.......................... 44
   11F. Survival of Representations and Warranties;
        Entire Agreement............................................... 44
   11G. Successors and Assigns......................................... 44
   11H. Notices........................................................ 44
   11I. Payments Due on Non-Business Days.............................. 45
   11J. Disclosure to Other Persons.................................... 45
   11K. Satisfaction Requirement....................................... 46
   11L. Governing Law.................................................. 46
   11M. Severability................................................... 46
   11N. Descriptive Headings........................................... 46
   11O. Counterparts................................................... 46
   11P. Severalty of Obligations....................................... 46

Annex 1 --  Purchaser Schedule
Annex 2 --  Wire Information
Annex 3 --  Information as to Company

Exhibit A  --  Form of Note
Exhibit B1 --  Form of Opinion of Stroock & Stroock & Lavan LLP
Exhibit B2 --  Form of Opinion of McCarthy TJtrault
Exhibit B3 --  Form of Opinion of Siao, Wen and Leung
Exhibit B4 --  Form of Opinion of Lang & Rahmann
Exhibit B5 -- Form of Opinion of de Libero Camilli Boniello Bartoli Di Garbo Exhibit C -- Form of Subsidiary Guaranty
Exhibit D  --  Form of Sharing Agreement

                               RECOTON CORPORATION
                               2950 LAKE EMMA ROAD
                            LAKE MARY, FLORIDA 32746

                                   $25,000,000
               ADJUSTABLE RATE SENIOR NOTES DUE SEPTEMBER 1, 2008



                                                         As of September 1, 1998



To the Purchaser Named in the
 Purchaser Schedule Attached Hereto

Ladies and Gentlemen:

     The undersigned, Recoton Corporation (herein called the "COMPANY"), hereby agrees with the purchaser named in the Purchaser Schedule attached as Annex 1 hereto (herein called the "PURCHASER") as follows:

     1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior promissory notes in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature September 1, 2008, to bear interest on the unpaid balance thereof as set forth in paragraph 4G hereof, and to be substantially in the form of Exhibit A attached hereto. The term "NOTES" as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

     2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to the Purchaser and, subject to the terms and conditions herein set forth, the Purchaser agrees to purchase from the Company, the aggregate principal amount of Notes set forth opposite the Purchaser's name in the Purchaser Schedule attached as Annex 1 hereto at 100% of such aggregate principal amount. The Company will deliver to the Purchaser, at the offices of Hebb & Gitlin, a Professional Corporation, One State Street, Hartford, Connecticut 06103, one or more Notes registered in the Purchaser's name, evidencing the aggregate principal amount of Notes to be purchased by the Purchaser and in the denomination or denominations specified with respect to the Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account, as directed by the Company on Annex 2 hereto, on the date of closing, which shall be September 1, 1998 or any other date on or before September 4, 1998 upon which the Company and the Purchaser may mutually agree (the "CLOSING DATE").

     3. CONDITIONS OF CLOSING. The Purchaser's obligation to purchase and pay for the Notes to be purchased by the Purchaser hereunder is subject to the satisfaction, on or before the Closing Date, of the following conditions:

     3A. OPINION OF PURCHASER'S SPECIAL COUNSEL. The Purchaser shall have received from Hebb & Gitlin, a Professional Corporation, which is acting as special counsel for the Purchaser in connection with this transaction, a favorable opinion satisfactory to the Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

     3B. OPINIONS OF COMPANY'S COUNSEL AND SUBSIDIARIES' COUNSEL. The Purchaser shall have received from

                  (i) Stroock & Stroock & Lavan LLP, regular counsel for the Company, a favorable opinion satisfactory to the Purchaser and substantially in the form of Exhibit B1 attached hereto;

                  (ii) McCarthy TJtrault, special counsel for Subsidiaries organized in Canada, a favorable opinion satisfactory to the Purchaser and substantially in the form of Exhibit B2 attached hereto;

                  (iii) Siao, Wen and Leung, special counsel for Subsidiaries (other than Avelco Trading Limited) organized in Hong Kong, a favorable opinion satisfactory to the Purchaser and substantially in the form of Exhibit B3 attached hereto; and

                  (iv) Lang & Rahmann, special counsel for Subsidiaries organized in Germany, a favorable opinion satisfactory to the Purchaser and substantially in the form of Exhibit B4 attached hereto.

     3C. SUBSIDIARY GUARANTY AND SHARING AGREEMENT. Each Restricted Subsidiary, other than the Excluded Subsidiaries, shall have executed and delivered the Subsidiary Guaranty and the Banks and the 1997 Noteholders shall have executed and delivered the Sharing Agreement.

     3D. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Closing Date no Event of Default or Default; and the Company shall have delivered to the Purchaser an Officer's Certificate, dated the Closing Date, to both such effects. In addition, the Company shall have delivered to the Purchaser a certificate from the Secretary or an Assistant Secretary of the Company certifying the incumbency of officers of the Company executing this Agreement, the Notes and other documents, attaching copies of the Company's by-laws and resolutions authorizing its execution of this Agreement and its issuance of the Notes, and certifying as to such other matters as the Purchaser shall reasonably request.

     3E. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased by the Purchaser on the Closing Date on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject the Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and the Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

     3F. PRIVATE PLACEMENT NUMBER. The Company shall have obtained or caused to be obtained a private placement number for the Notes from the CUSIP Service Bureau of Standard & Poor's.

     3G. STRUCTURING FEE. The Company shall have paid a structuring fee to The Prudential Insurance Company of America in the amount of $125,000.

     3H. CLOSING EXPENSES. The Company shall have paid at the closing the statement for fees and disbursements of the special counsel to the Purchaser presented on the Closing Date.

     3I. BANK CONSENT. The Banks shall have delivered to the Purchaser a written consent in respect of the transactions contemplated by this Agreement and the Subsidiary Guaranty.

     3J. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

     4. PREPAYMENTS AND INTEREST. The Notes shall be subject to required prepayment as set forth in paragraph 4A hereof, optional prepayment at the option of the Company as set forth in paragraph 4B hereof and prepayment at the option of each holder of Notes as provided in paragraph 4E hereof. Interest shall accrue and be payable as set forth in paragraph 4G hereof.

     4A. REQUIRED PREPAYMENTS. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of $3,571,429 on September 1 in each of the years 2002 to 2007, inclusive, and the sum of $3,571,426 on September 1, 2008, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining unpaid principal amount of the Notes, if any, together with interest accrued thereon, shall become due on the maturity date of the Notes.

     4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $5,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note being prepaid. Any partial prepayment of Notes pursuant to this paragraph 4B shall be applied, FIRST, to the principal amount due on the maturity date of the Notes and, SECOND, to the required prepayments applicable to the Notes, as set forth in paragraph 4A hereof, in the inverse order of the maturity thereof.

     4C. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B hereof not less than ten Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B of this Agreement. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield- Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B hereof, also call to give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of (and provided a current telephone number for) such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

     4D. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes pursuant to paragraph 4A hereof or paragraph 4B hereof, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A hereof or paragraph 4B hereof) in proportion to the respective outstanding principal amounts thereof.

     4E. OBLIGATION TO PURCHASE DURING EXISTENCE OF PUT CONDITION. In the event that

                  (i) the Company delivers a written notice (a "WAIVER NOTICE") to the holders of the Notes requesting a waiver (which notice shall set forth detailed information concerning the transaction for which the waiver is requested) of paragraph 6G hereof (a "MERGER PUT Condition"), or

                  (ii) the Company or any Restricted Subsidiary shall have Transferred Property pursuant to paragraph 6H(i)(d) (without giving effect to the first proviso to paragraph 6H(i)) in any period of 12 consecutive calendar months with an aggregate book value equal to or greater than 15% of Consolidated Total Assets or that has contributed 15% or more to Consolidated Operating Income (such book value or such contribution, whichever exceeds the percentage limitation more, herein called the "EXCESS AMOUNT") during such period (an "ASSET TRANSFER PUT CONDITION"), each holder of Notes shall have the right, by delivery of a written notice (a "PUT NOTICE") within 60 days (the "SECOND PUT CUT-OFF DATE") after (a) receipt of such request in respect of a Merger Put Condition or (b) the later of (1) the expiration of such 12 month period or (2) its receipt of a notice pursuant to paragraph 6H(iii) hereof in respect of an Asset Transfer Put Condition, to require the Company to purchase, and the Company will purchase, the Put Amount (determined as set forth in clause (A) or clause (B) below, as applicable). Promptly, but in any event within two Business Days after its receipt of any Put Notice, the Company shall give written notice thereof to all other holders of Notes, such notice to include the First Put Date and the Second Put Date (as such terms are defined below).

     On the date (the "FIRST PUT DATE") which is 30 days after the date of the first Put Notice delivered to the Company by a holder of Notes (or the first Business Day thereafter if such 30th day shall not be a Business Day), but only if the First Put Date would occur prior to the Second Put Date, the Company shall prepay a principal amount of the Notes equal to the Put Amount to each holder of Notes that has delivered a Put Notice not later than 25 days after such first Put Notice (the "FIRST PUT CUT-OFF DATE"), at 100% of the principal amount thereof, together with interest thereon to such Put Date and the Yield-Maintenance Amount, if any, in respect thereof.

     On the date (the "SECOND PUT DATE") which is 5 days after the Second Put Cut-Off Date, the Company shall prepay a principal amount of the Notes equal to the Put Amount to each holder of Notes that has delivered a Put Notice subsequent to the First Put Cut-Off Date and not later than the Second Put Cut-Off Date at 100% of the principal amount thereof, together with interest thereon to such Put Date and the Yield-Maintenance Amount, if any, in respect thereof. In addition, on the Second Put Date, the Company shall make a payment to each holder of Notes that delivered a Put Notice on or prior to the First Put Cut-Off Date in an amount equal to (1) the additional principal amount of Notes, PLUS (2) interest thereon accrued to the Second Put Date and Yield-Maintenance Amount in respect thereof determined as of the Second Put Date, that such holder would have received had the Put Amount for the First Put Date been determined by reference to the aggregate principal amount of Notes as to which Put Notices have been delivered as of the Second Put Date, rather than the outstanding principal amount of all Notes.

     As used in this paragraph 4E, "PUT AMOUNT" shall mean,

                  (A) in the case of a Merger Put Condition, all or a part of the Notes of the holder delivering the related Put Notice, as specified in such Put Notice, or

                  (B) in the case of an Asset Transfer Put Condition, an amount equal to the net proceeds received by the Company which are ratably attributable to the Excess Amount MULTIPLIED BY a fraction, in the case of the First Put Date, the numerator of which is the outstanding principal amount of such holder's Notes (or such lesser amount of Notes as such holder shall have specified in its Put Notice) and the denominator of which is the outstanding principal amount of all Notes and, in the case of the Second Put Date, the numerator of which is the outstanding principal amount of such holder's Notes (or such lesser amount of Notes as such holder shall have specified in its Put Notice) and the denominator of which is the aggregate principal amount of all Notes as to which Put Notices have been delivered in connection with such Asset Transfer Put Condition.

Any partial prepayment of Notes pursuant to this paragraph 4E shall be applied ratably to the principal amount due on the maturity date of the Notes and to the required prepayments applicable to the Notes as set forth in paragraph 4A hereof.

     4F. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A hereof, paragraph 4B hereof or paragraph 4E hereof or upon acceleration of such final maturity pursuant to paragraph 7A hereof), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D hereof.

     4G. INTEREST PAYMENTS. Interest (computed on the basis of a 360-day year of twelve 30-day months) shall accrue on the unpaid principal balance of the Notes, from the date of each Note, and shall be payable to the holders thereof quarterly on the first day of September, December, March and June in each year (each an "INTEREST PAYMENT DATE"), commencing with the Interest Payment Date next succeeding the date of such Note, until the principal thereof shall have become due and payable, at the rate of

                  (i) 8.52% per annum, PROVIDED that a Rate Decrease Event shall not have occurred, and

                  (ii) 8.02% per annum, if a Rate Decrease Event shall have occurred,

and on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount at the Applicable Default Interest Rate. If a Rate Decrease Event shall occur, it shall be effective as of the Bank Debt Prepayment Date.

     The term "RATE DECREASE EVENT" shall mean (A) the receipt by the Company of any payment of at least $75,000,000 from the sale of its capital stock and (B) the prepayment of the Debt outstanding under the Bank Credit Agreement in a principal amount of at least $75,000,000.

     5. AFFIRMATIVE COVENANTS.

     5A. FINANCIAL STATEMENTS. The Company covenants that it will deliver to each Significant Holder in duplicate:

                  (i) as soon as practicable and in any event within 50 days, with respect to consolidated statements, or 65 days, with respect to consolidating statements, after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating and consolidated statements of operations and cash flows of the Company and the Restricted Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Company and the Restricted Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holders and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

                  (ii) as soon as practicable and in any event within 95 days, with respect to consolidated statements, or 105 days, with respect to consolidating statements, after the end of each fiscal year, consolidating and consolidated statements of operations and cash flows and a consolidated statement of stockholders' equity of the Company and the Restricted Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and the Restricted Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holders and, as to the consolidated statements, reported on by Cornick, Garber & Sandler, LLP or independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holders and, as to the consolidating statements, certified by an authorized financial officer of the Company;

                  (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all financial statements and reports which it files with or makes to the Securities and Exchange Commission
         (or any governmental body or agency succeeding to the functions of the
         Securities and Exchange Commission);

                  (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary, PROVIDED that audits conducted with respect to foreign Subsidiaries to satisfy statutory requirements need not be delivered unless requested by any Significant Holder; and

                  (v) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

The consolidating financial statements required by clause (i) and clause (ii) above shall include the separate financial position of each direct Subsidiary of the Company (each, a "FIRST TIER SUBSIDIARY"). The financial statements of each First Tier Subsidiary, however, may reflect the consolidated position of such First Tier Subsidiary and its direct and indirect Subsidiaries.

     Together with each delivery of consolidating financial statements required by clause (i) and clause (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and the Restricted Subsidiaries with the provisions of paragraph 6A through paragraph 6J, inclusive, and paragraph 6N, and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of consolidated financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     5B. INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

     5C. INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and the Subsidiaries, to inspect the corporate books and financial records of the Company and the Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

     5D. OTHER INFORMATION. The Company covenants that it will deliver to each Significant Holder:

                  (I) ERISA --

                           (a) within 30 days of becoming aware of the
                  occurrence of any "reportable event" (as such term is defined in section 4043 of ERISA) for which notice thereof has not been waived pursuant to regulations of the Department of Labor, or "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and

                           (b) prompt written notice of and, where
                  applicable, a description of

                                    (1) any notice from the PBGC in respect of
                           the commencement of any proceedings pursuant to
                           section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan, and any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

                                    (2) the placement of any Multiemployer Plan
                           in reorganization status under Title IV of ERISA, any Multiemployer Plan becoming "insolvent" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA, or the whole or partial withdrawal of the Company or any
                            ERISA Affiliate from any Multiemployer Plan and
                           the withdrawal liability incurred in connection therewith, or

                                    (3) the occurrence of any event, transaction
                           or condition that could result in the incurrence of any liability of the Company or any ERISA Affiliate or the imposition of a Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the Code;

                  (II) ACTIONS, PROCEEDINGS -- promptly after the commencement of any action or proceeding, of which the Company is aware, relating to the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and the Restricted Subsidiaries taken as a whole, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; and

                  (III) CERTAIN ENVIRONMENTAL MATTERS -- prompt written notice of and a description of any event or circumstance that, had such event or circumstance occurred or existed prior to the Closing Date, would have been required to be disclosed as an exception to any statement set forth in paragraph 8L hereof and a description of the action that the Company is taking or proposes to take with respect thereto.

     5E. PAYMENT OF TAXES AND CLAIMS. The Company covenants that it will, and will cause each Restricted Subsidiary to, pay before they become delinquent

                  (i) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

                  (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property,

PROVIDED, that items of the foregoing description need not be paid so long as such items are being actively contested in good faith and by appropriate proceedings and reasonable book reserves have been established and maintained with respect thereto.

     5F. MAINTENANCE OF PROPERTIES; CORPORATE EXISTENCE; ETC. The Company covenants that it will, and will cause each Restricted Subsidiary to:

                  (I) PROPERTY -- maintain its Property in good condition, ordinary wear and tear and obsolescence excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto;

                  (II) INSURANCE -- maintain, with financially sound and reputable insurers, insurance with respect to its Property and business, against such casualties and contingencies, of such types and in such amounts as is customary in the case of Persons of established reputations engaged in the same or a similar business and similarly situated;

                  (III) FINANCIAL RECORDS -- keep proper books of record and account, in which full and correct entries shall be made of all dealings and transactions of or in relation to the Properties and business thereof, and that will permit the production of financial statements in accordance with GAAP;

                  (IV) EXISTENCE AND RIGHTS -- do or cause to be done all things necessary to preserve and keep in full force and effect its partnership or corporate existence, rights and franchises, except as permitted by paragraph 6G hereof; and

                  (V) COMPLIANCE WITH LAW -- comply with all laws, ordinances and governmental rules and regulations to which it is subject (including, without limitation, any environmental protection law) and obtain all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its Properties and the conduct of its business except for such violations and failures to obtain that, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and the Restricted Subsidiaries taken as a whole.

     5G. COVENANT TO SECURE NOTES EQUALLY. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its Property, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6I hereof (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C hereof), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured (PROVIDED that, notwithstanding the foregoing, each holder of Notes shall have the right to elect, at any time, by delivery of written notice of such election to the Company, to cause the Notes held by such holder not to be secured by such Lien, PROVIDED, FURTHER that the creation or assumption of any such Lien shall constitute an Event of Default regardless of whether the Notes shall be so equally and ratably secured).

     5H. DELIVERY OF OPINION OF ITALIAN COUNSEL. The Company covenants that, not later than September 30, 1998, it will deliver to the Purchaser a satisfactory opinion of de Libero Camilli Boniello Bartoli Di Garbo, special counsel for Subsidiaries organized in Italy, substantially in the form of Exhibit B5 attached hereto.

     6. NEGATIVE COVENANTS.

     6A. LINE OF BUSINESS. The Company will not, and will not permit any Restricted Subsidiary to, engage in any material business if, as a result thereof, the business and operations of the Company and its Restricted Subsidiaries would not be in or directly related to the consumer electronics industry or activities that are ancillary, incidental or necessary to such business, PROVIDED that the Company and the Restricted Subsidiaries may acquire businesses that have operations unrelated to the consumer electronics industry if, with respect to each such acquisition, (i) the assets in respect of such unrelated operations (the "UNRELATED ASSETS") constitute less than 50% of consolidated total assets of any such business and contribute less than 50% to consolidated operating income of any such business and (ii) the Investment in such Unrelated Assets shall be permitted by the provisions of paragraph 6F hereof.

     6B. CURRENT DEBT. The Company will not, and will not permit any Restricted Subsidiary to, have any Current Debt outstanding on any day unless, within the 12 consecutive complete calendar months immediately preceding such day, there shall have been at least one period of not less than 30 consecutive days on each of which Consolidated Current Debt did not exceed

                  (i)  $5,000,000, PLUS

                  (ii) an amount equal to the amount of additional Funded Debt that the Company would have been permitted to incur (but did not incur) under paragraph 6C(iii) on such day.

     6C. FUNDED DEBT. The Company will not, and will not permit any Restricted Subsidiary to, at any time directly or indirectly create, incur, issue, assume, guarantee or otherwise become liable with respect to any Funded Debt except:

                  (I)  EXISTING FUNDED DEBT --

                           (a) Funded Debt evidenced by the Notes and the
                  Subsidiary Guaranty,

                           (b) other Funded Debt existing on the 1997 Closing
                  Date and described in Part 6C of Annex 3 hereto and

                           (c) Guarantees existing on the 1997 Closing Date by
                  Restricted Subsidiaries in respect of the obligations of the Company under the Bank Credit Agreement and described in Part 6C of Annex 3 hereto;

                  (II) RESTRICTED SUBSIDIARY FUNDED DEBT --

                           (a) Funded Debt of Restricted Subsidiaries owing to
                  the Company or to another Restricted Subsidiary and

                           (b) other Funded Debt of Restricted Subsidiaries,
                  PROVIDED that, immediately after, and after giving effect to, the incurrence of any such Funded Debt, the sum, without duplication, of

                                    (1) the aggregate amount of outstanding
                           Funded Debt of Restricted Subsidiaries which was not outstanding on the 1997 Closing Date and which is held by Persons other than the Company or a Restricted Subsidiary and outstanding at such time, PLUS

                                    (2) the aggregate amount of outstanding Debt
                           secured by Liens permitted by clause (vi) and clause
                           (vii) of paragraph 6I hereof,

                  does not exceed 15% of Consolidated Tangible Net
                  Worth; and

                  (III) ADDITIONAL FUNDED DEBT -- additional Funded Debt of the Company not otherwise permitted pursuant to this paragraph 6C, PROVIDED that immediately after the incurrence of such Funded Debt and after giving effect thereto and to any concurrent transactions,

                           (a) the SUM of (x) Consolidated Funded Debt plus (y)
                  Excess Current Debt shall be less than or equal to 50% of Consolidated Tangible Gross Worth, determined as at the end of the then most recently ended fiscal quarter of the Company, PROVIDED, however, that compliance with the foregoing provisions of this paragraph (a) shall not be a condition to the incurrence of such additional Funded Debt until the first to occur of

                                    (I)  December 31, 1998,

                                    (II) such time as such sum shall be greater
                           than 65% of Consolidated Tangible Gross Worth determined at the same time such sum is determined, and

                                    (III) such time as the Company has received
                           not less than $75,000,000 of net proceeds from the public or private sale of its common or preferred stock, and

                           (b) the ratio of (x) the SUM of (I) Consolidated
                  Funded Debt plus (II) Excess Current Debt to (y) Consolidated Adjusted Cash Flow for the period of four consecutive complete fiscal quarters of the Company most recently ended at such time shall be less than or equal to

                                    (1) 4.00 to 1.00, if the incurrence of such
                           Funded Debt occurs at any time from and including the Closing Date through and including December 31, 1998, and

                                    (2) 3.50 to 1.00, if the incurrence of such
                           Funded Debt occurs at any time on or after January 1, 1999.

         For purposes of this clause (iii), the following terms shall have the following meanings:

                  "ADJUSTED CONSOLIDATED CURRENT DEBT" -- shall mean, as of any date, the amount, if any, by which Consolidated Current Debt exceeds $5,000,000.

                  "EXCESS CURRENT DEBT" shall mean, as of any date, the greatest amount of Adjusted Consolidated Current Debt outstanding on any one day during the then applicable
         Excess Current Debt Measuring Period.

                  "EXCESS CURRENT DEBT MEASURING PERIOD" shall mean, at any time, the period of 30 consecutive days occurring during the period of 12 consecutive complete calendar months then most recently ended during which the greatest amount of Adjusted Consolidated Current Debt outstanding on any one day of such period was lower than the greatest amount of Adjusted Consolidated Current Debt outstanding on any one day of any other period of 30 consecutive days occurring during such period of 12 consecutive complete calendar months.

Any extension or renewal of Funded Debt in existence at any time shall be deemed to be a new incurrence of such Funded Debt.

     6D. INTEREST EXPENSE COVERAGE. The Company will not permit the ratio of

                  (i) Consolidated Adjusted Cash Flow for any period of four consecutive complete fiscal quarters of the Company to

                  (ii) Consolidated Interest Expense for such period

to be less than 3.50 to 1.00, PROVIDED, however, that the Company shall not be required to comply with the foregoing provisions of this paragraph 6D until the earlier to occur of

                           (a) December 31, 1998 (or, if the Company has
                  received not less than $75,000,000 of net proceeds from the public or private sale of its common or preferred stock on or prior to December 31, 1998, the applicable date shall be June 3, 1999), and

                           (b) such time as such ratio shall be less than 2.50
                  to 1.00 for any period of four consecutive complete fiscal quarters of the Company ending after the date hereof.

     6E. NET WORTH. The Company will not at any time permit Consolidated Tangible Net Worth to be less than the sum of

                  (i)  $90,000,000, PLUS

                  (ii) the sum of the Annual Net Worth Increase Amounts for all fiscal years ended after the 1997 Closing Date.

"Annual Net Worth Increase Amount" means, for any fiscal year of the Company ended after December 31, 1996, the greater of (a) 50% of Consolidated Net Income for such fiscal year and (b) $0.

     6F. RESTRICTED INVESTMENTS AND RESTRICTED PAYMENTS. The Company will not, and will not permit any Restricted Subsidiary to, make any Basket Investment, or declare, make, set apart any funds or other Property for, or incur any liability to make, any Restricted Payment unless:

                  (i) immediately after, and after giving effect to such Basket Investment or such Restricted Payment, the aggregate amount of all Basket Investments outstanding at such time PLUS all Restricted Payments declared or made on or after the 1997 Closing Date would not exceed the sum of

                           (a) $5,000,000, PLUS

                           (b) 50% (or minus 100% in the case of a loss) of
                  Consolidated Net Income for the period commencing on January 1, 1997 and ending on and including the last day of the fiscal quarter of the Company most recently ended as of the date such Basket Investment is made or such Restricted Payment is declared or made; and

                  (ii) immediately before, and after giving effect to, such Basket Investment or such Restricted Payment and any concurrent transactions,

                           (a) no Default or Event of Default exists or would exist, and

                           (b) the Company would be permitted by the provisions
                  of paragraph 6C hereof to incur at least $1.00 of additional Funded Debt.

     6G. MERGERS AND CONSOLIDATIONS. The Company will not, and will not permit any Restricted Subsidiary to, merge or consolidate with or into any other Person, or convey, transfer, spin-off or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, except that:

                  (i) any such Restricted Subsidiary may merge or consolidate with or into, or convey, transfer or spin-off all or substantially all of its assets to, the Company (provided that the Company is the continuing or surviving corporation), another Restricted Subsidiary or any Person that concurrently with such merger, consolidation, conveyance, transfer or spin-off becomes a Restricted Subsidiary, and

                  (ii) the Company may merge or consolidate with or into, or convey, transfer or spin-off all or substantially all of its assets to, another corporation, PROVIDED that

                           (a) the successor formed by such consolidation or the
                  survivor of such merger or the Person that acquires by conveyance, transfer or spin-off all or substantially all of the assets of the Company as an entirety, as the case may be (the "SUCCESSOR CORPORATION"), shall be a solvent corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia,

                           (b) if the Company is not the Successor Corporation,
                  the Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders, and the Company shall have caused to be delivered to each holder an opinion, in form and substance satisfactory to the Required Holders, of independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and

                           (c) immediately after, and immediately after giving
                  effect to, such transaction, no Default or Event of Default would exist and the Successor Corporation would be permitted by the provisions of paragraph 6C hereof to incur at least $1.00 of additional Funded Debt.

     6H. TRANSFERS OF PROPERTY; SUBSIDIARY STOCK.

                  (I) TRANSFERS OF PROPERTY. The Company will not, and will not permit any Restricted Subsidiary to, sell, lease as lessor, transfer or otherwise dispose of any Restricted Subsidiary Stock, except pursuant to clause (ii) of this paragraph 6H, or any other Property (collectively, "TRANSFERS") except for:

                           (a) any Transfer made in compliance with
                  paragraph 6G hereof or any  Transfer of Unrelated
                  Assets;

                           (b) Transfers of inventory, payments to vendors and
                  suppliers, payments of compensation (including, without limitation, salaries, bonuses, options, insurance, benefits, payments pursuant to employment agreements and other perquisites), and other similar payments, in each case in the ordinary course of business of the Company or such Restricted Subsidiary;

                           (c) any Transfer of Property by a Restricted
                  Subsidiary to the Company  or any other Restricted
                  Subsidiary;

                           (d) any other Transfer at any time of any Property to
                  a Person, other than an Affiliate (whether effected in a single transaction or in a series of related transactions) not otherwise permitted under clauses (a) through (c), inclusive, of this paragraph 6H(i) (for purposes of this clause (d), a "CURRENT TRANSFER"), if each of the following conditions would be satisfied with respect to such Transfer:

                                    (1) the consideration received in respect of
                           such current Transfer is an amount not less than that reasonably obtainable in a comparable arm's-length transaction or series of transactions with a Person that is not an Affiliate of the Company or any Subsidiary, with neither the seller nor the buyer being under any compulsion to sell or buy, respectively,

                                    (2) immediately after giving effect to such
                           current Transfer, no Default or Event of Default would exist,

                                    (3) the sum of

                                         (A) the net book value of the Property
                                 that is the subject  of such current
                                 Transfer, PLUS

                                         (B) the aggregate net book value of
                                 all other items of Property of the Company and the Restricted Subsidiaries that were the subject of prior Transfers under this clause (d) consummated during the period beginning on the first day of the four consecutive complete fiscal quarters of the Company then most recently ended and ending immediately prior to the time of such current Transfer, would not exceed 20% of Consolidated Total
                           Assets, determined as at the beginning of such period, and

                                    (4) the sum of

                                            (A) the contribution (expressed as a
                                    percentage and exclusive of losses) to
                                    Consolidated Operating Income of such
                                    Property, plus

                                            (B) the contribution (expressed as a
                                    percentage and exclusive of losses) to
                                    Consolidated Operating Income of all other items of Property of the Company and the Restricted Subsidiaries that were the subject of prior Transfers under this clause
                                    (d) consummated during the period beginning on the first day of the four consecutive complete fiscal quarters of the Company then most recently ended and ending immediately prior to the time of such current Transfer, would not exceed 20%;

                  PROVIDED that the net book value or the contribution to Consolidated Operating Income of any item of Property shall be excluded for purposes of clause (3) and clause (4) of this paragraph 6H(i)(d) if, prior to consummation of any Transfer, the Company gives written notice (a "REINVESTMENT NOTICE") to all holders of Notes that, within 12 months after such Transfer, the entire proceeds of such Transfer, net of ordinary and reasonable transaction costs and expenses incurred in connection with such Transfer, will be applied by the Company or such Restricted Subsidiary to the purchase of Capital Assets of the Company or any Restricted Subsidiary to be used in the business of the Company, as described in paragraph 6A hereof; PROVIDED further that such exclusions only apply to the extent that the aggregate net book value of all Property so excluded at any one time shall not exceed 25% of Consolidated Tangible Net Worth and the sum of the contributions to Consolidated Operating Income (expressed as a percentage, with each such contribution being determined as of the date of Transfer of the Property generating such contribution) of all Property so excluded at any one time shall not exceed 25%.

         If the Company shall fail to apply the proceeds of any Transfer in accordance with a Reinvestment Notice given in respect thereof, such failure shall constitute an Event of Default.

                  (II) TRANSFERS OF SUBSIDIARY STOCK. The Company will not, and will not permit any Restricted Subsidiary to, Transfer any shares of the stock (or any warrants, rights or options to purchase stock or other Securities exchangeable for or convertible into stock) of a Restricted Subsidiary (such stock, warrants, rights, options and other Securities herein called "RESTRICTED SUBSIDIARY STOCK"), nor will any Restricted Subsidiary issue, sell or otherwise dispose of any shares of its own Restricted Subsidiary Stock, PROVIDED that the foregoing restrictions do not apply to:

                           (a) the issuance by a Restricted Subsidiary of
                  shares of its own Restricted Subsidiary Stock to the Company or another Restricted Subsidiary;

                           (b) Transfers by the Company or a Restricted
                  Subsidiary of shares of Restricted Subsidiary Stock to the Company or another Restricted Subsidiary;

                           (c) the issuance by a Restricted Subsidiary of
                  directors' qualifying shares or shares to holders (who hold for the benefit of the Company or a Restricted Subsidiary) to meet statutory requirements for domestic holdings or minimum numbers of stockholders;

                           (d) the Transfer of all of the Restricted Subsidiary
                  Stock of a Restricted Subsidiary owned by the Company and the other Restricted Subsidiaries if:

                                    (1) such Transfer satisfies the requirement
                           of paragraph 6H(i)(d) hereof (for purposes of such paragraph, the net book value of such Restricted Subsidiary Stock being deemed to be the aggregate net book value of all assets of such Restricted Subsidiary);

                                    (2) in connection with such Transfer, the
                           entire investment (whether represented by stock, Debt, claims or otherwise) of the Company and the other Restricted Subsidiaries in such Restricted Subsidiary is Transferred to a Person other than the Company or a Restricted Subsidiary not simultaneously being disposed of;

                                    (3) the Restricted Subsidiary being disposed
                           of has no continuing investment in any other
                           Restricted Subsidiary not simultaneously being disposed of or in the Company; and

                                    (4) immediately before and after the
                           consummation of such Transfer, and after giving effect thereto, no Default or Event of Default would exist; and

                           (e) Transfers of Unrelated Assets consisting of
                  Restricted Subsidiary Stock if the requirements set forth in subclauses (2), (3) and (4) of the foregoing clause (d) have been satisfied.

                  (III) NOTICES WITH RESPECT TO TRANSFERS. The Company shall give written notice to each holder of Notes at least ten days prior to the consummation of any Transfer that would give rise to a potential prepayment obligation under paragraph 4E hereof specifying:

                           (a) the anticipated consummation date of the related Transfer; and

                           (b)  an estimate of the net proceeds to be
                  received for the Property  subject to such Transfer.

     6I. LIENS. The Company will not, and it will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

                  (i) Liens outstanding on the 1997 Closing Date and listed in Part 6I(i) of Annex 3 hereto;

                  (ii) Liens incurred or deposits made in the ordinary course of business,

                           (a) in connection with workers' compensation,
                  unemployment insurance, social security and other like laws,

                           (b) to secure the performance of letters of credit,
                  bids, tenders, sales contracts, surety and performance bonds (of a type other than set forth in clause (iv) of this paragraph 6I) and other ordinary course obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property, and

                           (c) in respect of statutory obligations or claims or
                  demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, PROVIDED that the obligations secured by such Liens shall not be in default and the title of the Company or the Restricted Subsidiary, as the case may be, to, and its right to use, the Property subject to such Lien, is not materially adversely affected thereby;

                  (iii)  Liens for taxes not yet due or that are
         being actively contested in good faith by appropriate proceedings;

                  (iv)   Liens, arising in connection with court
                  proceedings,

                           (a) in the nature of attachments, remedies and
                  judgments, PROVIDED that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and

                           (b) securing appeal bonds, supersedeas bonds and
                  other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit) or any other instrument serving a similar purpose,

         PROVIDED that the aggregate amount so secured pursuant to this clause (iv) shall not at any time exceed $2,500,000;

                  (v) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other similar title exceptions or encumbrances affecting real property, PROVIDED they do not in the aggregate materially detract from the value of such real property or materially interfere with their use in the ordinary conduct of the owning Person's business;

                  (vi) any Lien on Property that is acquired or constructed by the Company or any Restricted Subsidiary that secures Debt incurred by the owner of such Property to pay for all or a portion of the related purchase price or construction costs of such Property, PROVIDED that

                           (a) such Lien shall not extend to or cover any
                  Property other than Property acquired or constructed after the 1997 Closing Date with the proceeds of the Debt secured thereby and shall not secure Debt other than such Debt,

                           (b) such Lien shall be created within 12 months after
                  the acquisition or substantial completion of such Property, and

                           (c) such Lien shall secure Debt in an amount not
                  exceeding 100% of the lesser of (1) the cost of acquisition or construction of the Property to which such Debt relates and
                  (2) the Fair Market Value of the Property to which such Debt relates, determined as the time of the incurrence of such Debt; and

                  (vii) Liens securing Debt other than those Liens permitted by clause (i) through clause (vi) of this paragraph 6I, PROVIDED that, immediately after, and immediately after giving effect to, the incurrence of any Debt secured by any such Lien,

                           (a) the sum of

                                    (1) the aggregate amount of all Debt
                           secured by such Liens,  plus

                                    (2) the aggregate amount of all Debt secured
                           by Liens permitted by clause (vi) of this paragraph 6I, plus

                                    (3) the aggregate amount of all Debt of
                           Restricted Subsidiaries then outstanding which was incurred pursuant to paragraph 6C(ii)(b) hereof,

                  would not exceed 15% of Consolidated Tangible Net
                  Worth, and

                           (b) the Company would be permitted by the provisions
                  of paragraph 6C hereof to incur at least $1.00 of additional Funded Debt.

A violation of this paragraph 6I will constitute an Event of Default, whether or not any provision is made for an equal and ratable Lien pursuant to paragraph 5G.

     6J. PERMITTED INVESTMENTS. The Company will not, nor will it permit any of its Restricted Subsidiaries to, make any Investment other than a Permitted Investment or a Basket Investment.

     6K. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the business of the Company or such Restricted Subsidiary and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     6L. DESIGNATION OF SUBSIDIARIES. Each Person which shall become a Subsidiary for the first time after the Closing Date shall be a Restricted Subsidiary unless, within 30 days after such Person shall first have become a Subsidiary, the Company shall give written notice to all holders of the Notes stating that such Person shall be an Unrestricted Subsidiary. Any Person so designated as an Unrestricted Subsidiary may not thereafter be redesignated as a Restricted Subsidiary without the approval of the Required Holders.

     6M. SUBSIDIARY GUARANTY. The Company will cause each Subsidiary that, after the Closing Date, executes a guaranty of obligations outstanding under the Bank Credit Agreement, to execute and deliver to each holder of Notes, simultaneously with its execution and delivery of any such guaranty of obligations under the Bank Credit Agreement, a copy of the Joinder Agreement in the form attached to the Subsidiary Guaranty as Annex 2, duly executed by such Subsidiary. If the dissolution process with respect to any Inactive Subsidiary shall be abandoned or otherwise cease, the Company shall promptly, but in any event within not less than fifteen (15) days after such abandonment or cessation, cause such Inactive Subsidiary to execute and deliver to each holder of Notes a copy of the Joinder Agreement in the form attached to the Subsidiary Guaranty as Annex 2, duly executed by such Inactive Subsidiary.

     6N. PRC SUBSIDIARIES. The Company will not permit, on the last day of any fiscal quarter or any fiscal year of the Company, the aggregate net book value of the assets (as reported in the consolidating financial statements referred to in clause (i) and clause (ii) of paragraph 5A hereof, respectively) of the PRC Subsidiaries to be greater than an amount equal to 20% of Consolidated Tangible Net Worth.

     7. EVENTS OF DEFAULT.

     7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (i) the Company defaults in the payment of any principal of or Yield- Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                  (ii) the Company defaults in the payment of any interest on any Note for more than five days after the date due; or

                  (iii) the Company fails to perform or observe any agreement contained in paragraph 6 hereof (other than any default caused by the incurrence of Debt by a Subsidiary in an amount less than $1,000,000, PROVIDED that such default is remedied within 15 days after such incurrence); or

                  (iv) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

                  (v) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                  (vi) the Company or any Restricted Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for Property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace (not to exceed 30 days) provided with respect thereto, or the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Restricted Subsidiary) prior to any stated maturity, PROVIDED that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Restricted Subsidiary) shall occur and be continuing exceeds $5,000,000 (it being understood that a failure to make a prepayment of a portion of any obligations shall be deemed to be a payment default in respect of the entire amount of such obligations); or

                  (vii) the Company or any Restricted Subsidiary (other than a Minor Subsidiary) makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                  (viii) any decree or order for relief in respect of the Company or any Restricted Subsidiary (other than a Minor Subsidiary) is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "BANKRUPTCY LAW"), of any jurisdiction; or

                  (ix) the Company or any Restricted Subsidiary (other than a Minor Subsidiary) petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary (other than a Minor Subsidiary), or of the majority of the assets of the Company or any Restricted Subsidiary (other than a Minor Subsidiary), or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or any Restricted Subsidiary (other than a Minor Subsidiary) under the Bankruptcy Law of any other jurisdiction; or

                  (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Restricted Subsidiary (other than a Minor Subsidiary) and the Company or such Restricted Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company or any Restricted Subsidiary (other than a Minor Subsidiary) and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xii) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Subsidiary (other than a Minor Subsidiary) decreeing a split-up of the Company or such Restricted Subsidiary which requires the divestiture of assets representing a material part, or the divestiture of the stock of a Restricted Subsidiary whose assets represent a material part, of the consolidated assets of the Company and the Restricted Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Restricted Subsidiary, which shall have contributed a material part of the consolidated net income of the Company and the Restricted Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xiii) (a) the Subsidiary Guaranty shall cease to be in full force and effect or shall be declared by a court or governmental authority of competent jurisdiction to be void, voidable or unenforceable against any Subsidiary (other than a Minor Subsidiary),

                           (b) the validity or enforceability of the
                  Subsidiary Guaranty against any Subsidiary shall be contested by such Subsidiary, the Company or any Affiliate, or

                           (c) any Subsidiary, the Company or any Affiliate
                  shall deny that such Subsidiary has any further liability or obligation under the Subsidiary Guaranty; or

                  (xiv) a final judgment in an amount in excess of $1,000,000 is rendered against the Company or any Restricted Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged;

                  (xv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $1,000,000; or

                  (xvi) (a) any natural person other than Robert L. Borchardt, his estate, any trust established by him or his heirs, or any Person or "group" (within the meaning of section 13(d) or section 14(d) of the Exchange Act) not controlled by Robert L. Borchardt, his estate, any trust established by him or his heirs (other than any holder of shares of any outstanding class of the capital stock of the Company that shall have been designated as a "permitted holder" in a resolution duly adopted by the board of directors of the Company and that shall have been approved in writing by the Required Holders)

                                    (1) shall have acquired beneficial ownership
                           of 20% or more of any outstanding class of Voting Stock of the Company or

                                    (2) shall obtain the power (whether or not
                           exercised) to elect a majority of the Company's directors or

                           (b) the board of directors of the Company shall not
                  consist of a majority of continuing directors (for purposes of this clause (b), "CONTINUING directors" shall mean the members of the board of directors of the Company on the Closing Date and each other director nominated for election to the board of directors of the Company by a majority of the then continuing directors);

then

                  (a) if such event is an Event of Default specified in clause
         (viii), clause (ix) or clause (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable, together with interest accrued thereon, and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company;

                  (b) if such Event of Default is any other Event of Default, the Required Holders may at their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, and

                  (c) if such event is an Event of Default specified in clause
         (i) or clause (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

     7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A(b), the Required Holders may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C hereof, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A hereof or any such declaration shall be rescinded and annulled pursuant to paragraph 7B hereof, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

     7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as of the date hereof as follows:

     8A. ORGANIZATION; SUBSIDIARIES AND AFFILIATES.

                  (I) ORGANIZATION. The Company is a corporation duly organized and existing in good standing under the laws of the State of New York and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated.

                  (II) OWNERSHIP OF SUBSIDIARIES. Part 8A(ii) of Annex 3 hereto states the name of each of the Subsidiaries, its jurisdiction of organization and the percentage of its Voting Stock beneficially owned by the Company and each other Subsidiary.

                  (III) AFFILIATES. Part 8A(iii) of Annex 3 hereto sets forth the name of each Affiliate and the nature of the affiliation of such Affiliate.

                  (IV) TITLE TO SHARES. Each of the Company and the Subsidiaries has good title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

                  (V) SUBSIDIARY GUARANTORS. All Subsidiaries, other than Inactive Subsidiaries, that have guaranteed the Company's obligations under the Bank Credit Agreement are parties to the Subsidiary Guaranty. Each of the Inactive Subsidiaries is in the process of being dissolved. None of the Excluded Subsidiaries has guaranteed the obligations outstanding under the Bank Credit Agreement.

     8B. FINANCIAL STATEMENTS. The Company has furnished the Purchaser with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and the Subsidiaries as at December 31 in each of the years 1995, 1996 and 1997, and consolidated statements of operations, stockholders' equity and cash flows of the Company and the Subsidiaries for each such year, all reported on by Cornick, Garber & Sandler, LLP; and (ii) a consolidated balance sheet of the Company and the Subsidiaries as at September 30, 1997 and September 30, 1996 and consolidated statements of operations and cash flows for the nine-month period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and the Subsidiaries required to be shown in accordance with GAAP. The balance sheets fairly present the financial condition of the Company and the Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and the Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole since December 31, 1997.

     8C. ACTIONS PENDING. Except as set forth in Part 8C of Annex 3 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, or any Properties of the Company or any of the Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole.

     8D. OUTSTANDING DEBT. Consolidated Funded Debt outstanding on the 1997 Closing Date is set forth in Part 6C of Annex 3 hereto. Consolidated Current Debt outstanding on the Closing Date, immediately after giving effect to the application of the proceeds of the sale of the Notes, is in an amount not in excess of $25,000,000. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

     8E. TITLE TO PROPERTIES. Each of the Company and the Subsidiaries has good and indefeasible title to its respective real Property (other than Property which it leases) and good title to all of its other respective Property (other than Property which it leases), including the Property reflected in the balance sheet as at December 31, 1997 referred to in paragraph 8B hereof (other than Property disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6I hereof. All leases necessary in any material respect for the conduct of the respective businesses of the Company and the Subsidiaries are valid and subsisting and are in full force and effect.

     8F. TAXES. Each of the Company and the Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

     8G. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of the Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, Property or financial condition. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the Property of the Company or any of the Subsidiaries pursuant to, the charter or by-laws of the Company or any of the Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of the Subsidiaries is subject. Neither the Company nor any of the Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Part 8G of Annex 3 hereto.

     8H. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar Security of the Company for sale to, or solicited any offers to buy the Notes or any similar Security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchaser, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     8I. USE OF PROCEEDS. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System ("MARGIN STOCK"). The proceeds of sale of the Notes will be used to repay the Debt set forth in Part 8I of Annex 3 hereto and for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the Purchaser's representation in paragraph 9B hereof.

     8K. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Date with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     8L. ENVIRONMENTAL COMPLIANCE. The Company and the Subsidiaries and all of their respective Properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole.

     8M. DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of the Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, Property or financial condition of the Company or any of the Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

     9. REPRESENTATIONS OF THE PURCHASER.

     9A. NATURE OF PURCHASE. The Purchaser represents as of the Closing Date that the Purchaser is an accredited investor (as defined in the Securities Act) and is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, PROVIDED that the disposition of the Purchaser's Property shall at all times be and remain within its control.

     9B. SOURCE OF FUNDS. The Purchaser represents as of the Closing Date:

                  (i) if it is acquiring the Notes for its own account with funds from or attributable to its general account, and in reliance upon the Company's representations set forth in paragraph 8J, that the amount of the reserves and liabilities for the general account contracts (as defined by the annual statement for life insurance companies as in effect on the date hereof and approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) held by or on behalf of any Pension Plan together with the amount of the reserves and liabilities for the general account contracts held by or on behalf of any other Pension Plans maintained by the same employer (or affiliate thereof, as such term is defined in section V of DOL Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995)) or by the same employee organization (as defined in ERISA) in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) PLUS surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company; for purposes of the percentage limitation in this clause (i), the amount of reserves and liabilities for the general account contracts held by or on behalf of a Pension Plan shall be determined before reduction for credits on account of any reinsurance ceded on a coinsurance basis; or

                  (ii) if any part of the funds being used by it to purchase the Notes shall come from assets of an employee benefit plan (as defined in section 3(3) of ERISA) or a plan (as defined in section 4975(e)(1) of the Code):

                           (a) if such funds are attributable to a separate account (as defined in section 3(17) of ERISA), then

                                    (I) all requirements for an exemption under
                           DOL Prohibited Transaction Exemption 90-1 (issued January 29, 1990) are met with respect to the use of such funds to purchase the Notes, or

                                    (II) the employee benefit plans with an
                           interest in such separate account have been identified in a writing delivered by the Purchaser to the Company;

                           (b) if such funds are attributable to a separate
                  account (as defined in section 3(17) of ERISA) that is maintained solely in connection with fixed contracted obligations of an insurance company, any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account;

                           (c) if such funds are attributable to an investment
                  fund managed by a qualified plan asset manager (as such terms are defined in Part V of DOL Prohibited Transaction Exemption 84-14, issued March 13, 1984), all requirements for an exemption under such Exemption are met with respect to the use of such funds to purchase the Notes; or

                           (d) such employee benefit plan is excluded from the
                  provisions of section 406 of ERISA by virtue of section 4(b) of ERISA; or

                  (iii)  the source of funds being used by it to
         purchase the Notes is:

                           (a) a governmental plan (as defined in section
                  3(32) of ERISA);

                           (b) a bank collective investment fund (within the
                  meaning of DOL Prohibited Transaction Exemption 91-38, issued July 12, 1991), and it has identified in writing to the Company each plan (as defined in section 3(3) of ERISA) or group of related plans that comprises ten percent of the assets of such fund; or

                           (c) one or more plans (as defined in section 3(3) of
                  ERISA), or a separate account (as defined in section 3(17) of ERISA) or a trust fund comprised of one or more plans, each of which has been identified in writing to the Company.

     10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

     10A. YIELD-MAINTENANCE TERMS.

     "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or paragraph 4E or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Bridge Telerate Service (or such other display as may replace Page 678 on the Bridge Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

     "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or paragraph 4E or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B. OTHER TERMS.

     "ADJUSTED CONSOLIDATED CURRENT DEBT" shall have the meaning assigned to it in paragraph 6C of this Agreement.

     "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Restricted Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT, THIS" shall mean this Agreement as it may from time to time be amended, supplemented, modified or restated.

     "APPLICABLE DEFAULT INTEREST RATE" shall mean, at any time, the greater of

                  (i) the rate of interest which is 2.0% in excess of the interest rate then applicable to the Notes or

                  (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate.

     "ASSET TRANSFER PUT CONDITION" shall have the meaning assigned to it in paragraph 4E(ii) of this Agreement.

     "BANK" shall mean the banks that are parties to the Bank Credit Agreement from time to time.

     "BANK CREDIT AGREEMENT" shall mean the Second Amended and Restated Credit Agreement, dated as of June 18, 1998, among the Company, The Chase Manhattan Bank, as administrative agent and as a lender, SunTrust Bank, Central Florida, National Association, Marine Midland Bank, Harris Trust and Savings Bank and First Union National Bank, as amended or restated from time to time.

     "BANK DEBT PREPAYMENT DATE" shall mean any date on which there is a prepayment of Debt outstanding under the Bank Credit Agreement, as contemplated by the definition of Rate Decrease Event.

     "BANKRUPTCY LAW" shall have the meaning assigned to it in clause (viii) of paragraph 7A of this Agreement.

     "BASKET INVESTMENT" shall mean any Investment (including, without limitation, any Investment in Unrelated Assets) other than a Permitted Investment.

     "BUSINESS DAY" shall mean a day other than a Saturday, a Sunday or a day on which the national banks located in New York City, New York, are required by law (other than a general banking moratorium or holiday for a period exceeding four consecutive days) to be closed.

     "CAPITAL ASSETS" shall mean all tangible assets of a Person that at the time of acquisition or construction have an expected economic useful life of more that one year, and would be shown on a balance sheet of the acquiring or constructing Person as an asset.

     "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the Company or any of its Subsidiaries, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

     "CLOSING DATE" shall have the meaning assigned to it in paragraph 2 of this Agreement.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMPANY" shall have the meaning assigned to it in the introductory sentence of this Agreement.

     "CONFIDENTIAL INFORMATION" shall have the meaning assigned to it in paragraph 11J of this Agreement.

     "CONSOLIDATED ADJUSTED CASH FLOW" shall mean, for any period, the sum of

                  (i)  Consolidated Operating Income, PLUS

                  (ii) to the extent, and only to the extent, that such amount was deducted in the computation of such Consolidated Net Income, the aggregate amount of depreciation and amortization of the Company and the Restricted Subsidiaries, determined on a consolidated basis for such Persons.

     "CONSOLIDATED CURRENT DEBT" shall mean, at any time, all Current Debt of the Company and the Restricted Subsidiaries, determined at such time on a consolidated basis for such Persons.

     "CONSOLIDATED FUNDED DEBT" shall mean, at any time, the aggregate amount of Funded Debt of the Company and the Restricted Subsidiaries, determined at such time on a consolidated basis for such Persons.

     "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the consolidated interest expense of the Company and the Restricted Subsidiaries for such period (including the interest component of Capitalized Lease Obligations) payable in cash.

     "CONSOLIDATED NET INCOME" shall mean, for any period, net earnings (or loss), after income taxes, of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis for such Persons in accordance with GAAP, but excluding on an after-tax basis:

                  (i) any gain or loss during such period resulting from the receipt of any proceeds of any insurance policy, except business interruption insurance;

                  (ii) any gains or Permitted Losses arising from any sale, abandonment or other disposition of Capital Assets other than in the ordinary course of business;

                  (iii) any gain arising from any re-evaluation or write-up of assets;

                  (iv) any gain resulting from the redemption of Debt at a price below the outstanding principal amount of, and accrued interest on, such Debt;

                  (v) extraordinary gains or Permitted Losses, gains or Permitted Losses resulting from transactions of a non-recurring, or non-operating, and material nature, and gains or Permitted Losses arising from the discontinuance of operations;

                  (vi) net earnings or losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                  (vii) net earnings of any Person (other than a Restricted Subsidiary) in which the Company or any of the Restricted Subsidiaries shall have an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of a cash distribution;

                  (viii) any portion of the net earnings of any Restricted Subsidiary that by reason of contract, charter restriction or applicable law is unavailable for payment to the Company;

                  (ix) any earnings or losses of any successor to the Company, whether through purchase, merger, consolidation, acquisition of assets or otherwise, for any period prior to the date of acquisition;

                  (x) any deferred credit (or the amortization of any deferred credit) arising in connection with the acquisition of any Person acquired by the Company or a Restricted Subsidiary through purchase, merger, consolidation, acquisition of assets or otherwise; and

                  (xi) any restoration during such period to income of any contingency reserve, except to the extent that provision for such reserve was made during such period out of income accrued during such period.

         As used in this definition,

                  "PERMITTED LOSSES" means, for any period for which Consolidated Net Income is being measured, (a) if aggregate gains for either item (ii) or item (v) exceed aggregate losses for such item during such period, actual aggregate losses for such period or (b) if aggregate losses for either item (ii) or item (v) exceed aggregate gains for such item during such period, the LESSER of (1) that amount by which such aggregate losses exceed such aggregate gains during such period and (2) $2,500,000.

     "CONSOLIDATED OPERATING INCOME" shall mean, for any period, the sum of

                  (i)  Consolidated Net Income for such period, plus

                  (ii) to the extent, and only to the extent, that such amount was deducted in the computation of Consolidated Net Income for such period, the aggregate amount of income tax expense and interest expense of the Company and the Restricted Subsidiaries during such period, determined on a consolidated basis for such Persons.

     "CONSOLIDATED TANGIBLE GROSS WORTH" shall mean, at any time, the sum of

                  (i)  Consolidated Tangible Net Worth at such time plus

                  (ii) Consolidated Funded Debt at such time.

     "CONSOLIDATED TANGIBLE NET WORTH" shall mean, at any time, the result of

                  (i) the shareholders' equity of the Company and the Restricted Subsidiaries, minus

                  (ii) all Intangible Assets of the Company and the Restricted Subsidiaries, minus

                  (iii) (a) all Basket Investments, (b) Investments by the Company or any Restricted Subsidiary set forth in clause (vii) of the definition of Permitted Investments, and (c) Insider Loans in excess of the sum of (1) $2,500,000 PLUS (2) up to an additional $2,500,000 so long as such additional amount consists of Insider Loans referred to in subclause (A) of clause (viii) of the definition of "Permitted Investments", and then only to the extent that such Insider Loans are each in an original principal amount of $500,000 or less and are used solely for relocation costs of officers, directors and employees of the Company or any Restricted Subsidiary (including, without limitation, financing the purchase of homes), in each case as would be reflected on a consolidated balance sheet of such Persons at such time.

     "CONSOLIDATED TOTAL ASSETS" means, at any time, the net book value of all of the assets of the Company and its Restricted Subsidiaries, as such net book value would be reflected on the Company's balance sheet as of its most recent fiscal year end prepared at such time on a consolidated basis in accordance with GAAP.

     "CURRENT DEBT" shall mean, with respect to any Person, all Debt of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, PROVIDED that

                  (i) Debt for borrowed money outstanding under a revolving credit or similar agreement, notwithstanding that it obligates the lender or lenders to extend credit over a period of more than one year, shall constitute Current Debt and

                  (ii) Debt for borrowed money which constitutes the current maturities of Debt with a stated maturity of more than one year from the date of creation thereof shall constitute Funded Debt and not Current Debt, even though such current maturities of Debt by their terms mature within one year.

     "DEBT" shall mean, with respect to any Person, without duplication,

                  (i) all obligations of such Person for borrowed money (including, without limitation, all obligations of such Person evidenced by any debenture, bond, note, commercial paper or Security, but also including all such obligations for borrowed money not so evidenced);

                  (ii) all obligations for borrowed money secured by any Lien existing on Property owned by such Person (whether or not such obligations have been assumed by such Person or recourse in respect thereof is available against such Person);

                  (iii) all Capitalized Lease Obligations of such Person;

                  (iv) all obligations of such Person to pay the deferred purchase price of Property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreements, PROVIDED that trade account payables incurred in the ordinary course of business of such Person shall be excluded from this clause (iv);

                  (v) all obligations of such Person in respect of banker's acceptances, other acceptances, stand-by letters of credit and other instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not incurred in connection with the borrowing of money); and

                  (vi) any Guarantee of such Person of any obligation or liability of another Person of a type described in any of clause (i) through clause (v), inclusive, of this definition.

     "DOL" shall mean the Department of Labor of the government of the United States of America or any other department or agency of such government that shall succeed to the functions of the Department of Labor.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

     "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A of this Agreement, PROVIDED that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

     "EXCESS AMOUNT" shall have the meaning assigned to it in paragraph 4E(ii) of this Agreement.

     "EXCESS CURRENT DEBT" shall have the meaning assigned to it in paragraph 6C of this Agreement.

     "EXCESS CURRENT DEBT MEASURING PERIOD" shall have the meaning assigned to it in paragraph 6C of this Agreement.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXCLUDED SUBSIDIARIES" shall mean the PRC Subsidiaries, the Inactive Subsidiaries, RAC-FSC, a U.S. Virgin Islands corporation, Entel Limited, an English corporation, Avelco Trading Limited, a Hong Kong corporation, Recoton
(UK) Limited, an English corporation, and Tambalan Limited, an English corporation.

     "FAIR MARKET VALUE" shall mean, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller under no compulsion to buy or sell, respectively.

     "FIRST PUT DATE" shall have the meaning assigned to it in paragraph 4E of this Agreement.

     "FIRST PUT CUT-OFF DATE" shall have the meaning assigned to it in paragraph 4E of this Agreement.

     "FIRST TIER SUBSIDIARY" shall have the meaning assigned to it in paragraph 5A of this Agreement.

     "FUNDED DEBT" shall mean, with respect to any Person, at any time, all Debt of such Person other than Current Debt.

     "GAAP" means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

     "GUARANTEE" shall mean, with respect to any Person (for the purposes of this definition, the "guarantor"), any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the guarantor:

                  (i) to purchase such indebtedness or obligation or any Property constituting security therefor;

                  (ii) to advance or supply funds

                           (a) for the purchase or payment of such
                  indebtedness, dividend or  obligation, or

                           (b) to maintain working capital or other balance
                  sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or obligation;

                  (iii) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

                  (iv) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guarantee, in connection with any computation of indebtedness or other liability,

                  (i) in each case where the obligation that is the subject of such Guarantee is in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guarantee is the amount of the direct obligation then outstanding, and

                  (ii) in each case where the obligation that is the subject of such Guarantee is not in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guarantee is the maximum aggregate amount (if any) of such obligation.

     "INACTIVE SUBSIDIARIES" shall mean STD Plastic Industrial Limited, a Hong Kong corporation, STD Trading Limited, a Hong Kong corporation, and Peak Hero Limited, a Hong Kong corporation.

     "INSIDER LOANS" shall mean the Investments described in clause (viii) of the definition of "Permitted Investments."

     "INTANGIBLE ASSETS" shall mean any assets of a Person that would be classified as "intangible assets" under GAAP, including, without limitation, goodwill, trademarks, trade names, patents, copyrights, franchises and other intangible assets of such Person.

     "INTEREST PAYMENT DATE" shall have the meaning assigned to it in paragraph 4G of this Agreement.

     "INVESTMENT" shall mean any investment made in cash or by delivery of Property by the Company or a Restricted Subsidiary (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guarantee, advance, capital contribution or otherwise, or (ii) in any Property. Investments shall be valued at the greater of:

                  (x) the amount at which such Investment is shown on the books of the Company or any Restricted Subsidiary; and

                  (y) either

                           (1) in the case of any Guarantee of the obligation of
                  any Person, the amount which the Company or any Restricted Subsidiary has paid on account of such obligation less any recoupment by the Company or such Restricted Subsidiary of any such payments, or

                           (2) in the case of any other Restricted Investment,
                  the excess of (A) the greater of (I) the amount originally entered on the books of the Company or any Restricted Subsidiary with respect thereto and (II) the cost thereof to the Company or such Restricted Subsidiary over (B) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or any part thereof or otherwise.

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

     "MARGIN STOCK" shall have the meaning assigned to it in paragraph 8I of this Agreement.

     "MERGER PUT CONDITION" shall have the meaning assigned to it in paragraph 4E(i) of this Agreement.

     "MINOR SUBSIDIARY" shall mean, at any time, any Subsidiary that is organized under a jurisdiction other than the United States of America or any State thereof and that satisfies the following conditions:

                  (i) the portion of Consolidated Total Assets, determined as of the end of the then most recently ended fiscal quarter of the Company, attributable to such Subsidiary in accordance with GAAP is less than five percent, determined at such time, of Consolidated Total Assets; and

                  (ii) the portion of Consolidated Operating Income, determined for the then most recently ended period of four consecutive fiscal quarters of the Company, attributable to such Subsidiary in accordance with GAAP is less than five percent, determined for such period, of Consolidated Operating Income.

     "MOODY'S" shall mean Moody's Investor Services, Inc.

     "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "1997 CLOSING DATE" means the "Closing Date," as defined in the 1997 Note Agreement.

     "1997 NOTE AGREEMENT" means, collectively, the separate Note Purchase Agreements, each dated as of January 6, 1997, between the Company and each of the purchasers identified in Annex 1 thereto, as may be amended, modified, supplemented or restated from time to time.

     "1997 NOTEHOLDERS" means, at any time, the holders of the Company's Adjustable Rate Senior Notes Due January 6, 2007, at such time.

     "NOTES" shall have the meaning assigned to it in paragraph 1 of this Agreement.

     "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

     "PBGC" means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

     "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in ERISA) maintained by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan, but including, without limitation, any Multiple Employer Pension Plan.

         As used in this definition,

                  "MULTIPLE EMPLOYER PENSION PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer (as such term is defined in Section 3 of ERISA), other than an ERISA Affiliate or the Company, contribute.

     "PERMITTED INVESTMENTS" means and includes the following:

                  (i) Investments existing on the 1997 Closing Date (other than Insider Loans) and described in Part 10B-1 of Annex 3 hereto, and Investments in Property used by the Company or any Restricted Subsidiary in its operations in the ordinary course of its business;

                  (ii) Investments in the ordinary course of business of the Company in one or more Restricted Subsidiaries or any corporation that concurrently with such Investment becomes a Restricted Subsidiary (except to the extent that any such Investment is in Unrelated Assets);

                  (iii) Investments in direct obligations of the United States of America or any agency thereof, maturing within one year of the date of acquisition thereof;

                  (iv) Investments in commercial paper maturing within 270 days from the date of acquisition and rated A-1 or P-1 (or the equivalent) or better at the date of acquisition by Standard & Poor's or Moody's;

                  (v) Investments in debt obligations of corporations organized under the laws of the United States of America or any state thereof or obligations of any state of the United States of America or any municipality thereof, in each case maturing within one year from the date of acquisition and rated AA or Aa (or the equivalent) or better at the date of acquisition by Standard & Poor's or Moody's;

                  (vi) Investments in certificates of deposit issued by an Acceptable Bank and, in each case, maturing within one year of the date of acquisition thereof, PROVIDED that such Investments issued by banks deemed to be "Acceptable Banks" pursuant to the proviso of the definition of "Acceptable Bank" shall not exceed $2,500,000 in any one such deemed Acceptable Bank, or $5,000,000 in the aggregate for all such deemed Acceptable Banks, at any one time;

                  (vii) Investments in any other Person in an amount not exceeding the net proceeds of a concurrent sale of capital stock of the Company (other than an Investment of the type referred to in clause
         (ii) of this definition); and

                  (viii) Investments (A) in loans and advances in the ordinary course of business, and necessary to carrying on the business of the Company or any Restricted Subsidiary, to officers, directors and employees of the Company or any Restricted Subsidiary, (B) in loans and advances to corporations that are acquisition targets of the Company or any Restricted Subsidiary, and (C) consisting of short term advances or prepayments to suppliers, PROVIDED that the aggregate amount of all Investments referred to in subclauses (A), (B) and (C) of this clause
         (viii) does not at any time exceed $7,000,000.

As used in this definition,

                  "ACCEPTABLE BANK" means (i)(a) a commercial bank or trust company organized in the United States of America and having combined capital, surplus and undivided profits aggregating at least $500,000,000 or (b) any other commercial bank having capital, surplus and undivided profits of at least $1,000,000,000 and (ii) the long-term unsecured debt obligations of which (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank) are rated "A" or higher by Standard & Poor's or "A2" or higher by Moody's, PROVIDED that a commercial bank not organized in the United States of America that satisfies the requirement set forth in the foregoing clause (i)(b) but whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank) are not rated by Standard & Poor's or Moody's shall be deemed to be an "Acceptable Bank" if the Required Holders shall have consented in writing to Investments in certificates of deposit issued by such bank.

     "PERSON" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

     "PRC SUBSIDIARIES" shall mean Subsidiaries organized under the laws of the People's Republic of China, other than Subsidiaries organized under the laws of Hong Kong.

     "PREFERRED STOCK" shall mean any class of capital stock of a Person that is preferred over any other class of capital stock of such Person as to the payment of dividends or the payment of any amount upon liquidation of such Person.

     "PROPERTY" shall mean any interest in any kind of property or assets, whether real, personal or mixed, and whether tangible or intangible.

     "PURCHASER" shall have the meaning assigned to it in the introductory sentence of this Agreement.

     "PUT AMOUNT" shall have the meaning assigned to it in paragraph 4E of this Agreement.

     "PUT NOTICE" shall have the meaning assigned to it in paragraph 4E of this Agreement.

     "RATE DECREASE EVENT" shall have the meaning assigned to it in paragraph 4G of this Agreement.

     "REINVESTMENT NOTICE" shall have the meaning assigned to it in paragraph 6H of this Agreement.

     "REQUIRED HOLDERS" shall mean the holder or holders of at least 66b% of the aggregate principal amount of the Notes from time to time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate).

     "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

     "RESTRICTED PAYMENT" means and includes

                  (i) any dividend or other distribution, direct or indirect and whether payable in cash or Property, on account of any capital stock or other equity interests of the Company or any of the Restricted Subsidiaries, except to the extent such dividend or distribution

                           (a) is payable solely to the Company or any
                  Restricted Subsidiary;

                           (b) is payable solely in capital stock or other
                  equity interests of the Company or such Restricted Subsidiary; or

                           (c) is payable in respect of Preferred Stock issued
                  by the Company after the 1997 Closing Date, PROVIDED that the full purchase price of such Preferred Stock was paid in cash to the Company prior to the payment of such dividend or distribution;

                  (ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any capital stock or other equity interests of the Company or any of the Restricted Subsidiaries now or hereafter outstanding, or of any warrants, rights or options to acquire any such capital stock or other equity interests or any Securities convertible into such capital stock or other equity interests, except to the extent that any amount due in respect of such redemption, retirement, purchase or other acquisition

                           (a) is payable to the Company or any of its
                  Restricted Subsidiaries; or

                           (b) is payable solely in capital stock or other
                  equity interests of the Company or such Restricted Subsidiary; or

                           (c) is payable with the proceeds of the sale of
                  capital stock of the Company consummated after the 1997 Closing Date.

     "RESTRICTED SUBSIDIARY" shall mean each Wholly-Owned Subsidiary of the Company which is a Wholly-Owned Subsidiary on the Closing Date and each Wholly-Owned Subsidiary that becomes a Wholly-Owned Subsidiary after the Closing Date and that has not been designated as an Unrestricted Subsidiary by the Company pursuant to paragraph 6L of this Agreement.

     "RESTRICTED SUBSIDIARY STOCK" shall have the meaning assigned to it in paragraph 6H(ii) of this Agreement.

     "SECOND PUT CUT-OFF DATE" shall have the meaning assigned to it in paragraph 4E of this Agreement.

     "SECOND PUT DATE" shall have the meaning assigned to it in paragraph 4E of this Agreement.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SECURITY" shall mean "security" as defined in section 2(1) of the Securities Act.

     "SHARING AGREEMENT" shall mean the Sharing Agreement in the form of Exhibit D hereto.

     "SIGNIFICANT HOLDER" shall mean (i) the Purchaser, so long as the Purchaser shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least five percent of the aggregate principal amount of the Notes from time to time outstanding.

     "STANDARD & POOR'S" shall mean Standard & Poor's Rating Group, a division of McGraw- Hill, Inc.

     "SUBSIDIARY" shall mean any corporation more than 50% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

     "SUBSIDIARY GUARANTY" shall mean the Subsidiary Guaranty in the form of Exhibit C hereto.

     "SUCCESSOR CORPORATION" shall have the meaning assigned to it in paragraph 6G(ii)(a) of this Agreement.

     "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by the Purchaser under this Agreement.

     "TRANSFERS" shall have the meaning assigned to it in paragraph 6H(i) of this Agreement.

     "UNRELATED ASSETS" shall have the meaning assigned to it in paragraph 6A of this Agreement.

     "UNRESTRICTED SUBSIDIARY" shall mean, at any time, any Subsidiary other than a Restricted Subsidiary.

     "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "WAIVER NOTICE" shall have the meaning assigned to it in paragraph 4E(i) of this Agreement.

     "WHOLLY-OWNED SUBSIDIARY" shall mean any corporation 100% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be beneficially owned by the Company either directly or through Wholly-Owned Subsidiaries.

     10C. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date as of which such computation is required to be determined; PROVIDED, however, that if any term defined herein includes or excludes amounts, items, or concepts that would not be included in or excluded from such term if such term were defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

     11. MISCELLANEOUS.

     11A. NOTE PAYMENTS. The Company agrees that, so long as the Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to the Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as the Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. The Purchaser agrees that, before disposing of any Note, the Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchaser has made in this paragraph 11A.

     11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save the Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by the Purchaser or such Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification, amendment or waiver of, or proposed consent under, this Agreement or the Notes, whether or not such proposed modification, amendment or waiver shall be effected or proposed consent granted, and (ii) the costs and expenses, including reasonable attorneys' fees, incurred by the Purchaser or such Transferee in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of the Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses (including the costs and expenses of financial advisors) incurred in any bankruptcy case or in connection with any work-out or restructuring of the transactions contemplated by this Agreement and the Notes. The Company will pay, and will save each holder of a Note harmless from all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by any such holder). The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by the Purchaser or any Transferee and the payment of any Note.

     11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holders except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Yield- Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

     11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such Transferee or Transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, PROVIDED that any such participation shall be in a principal amount of at least $100,000.

     11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by the Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of the Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

     11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H. NOTICES. All written communications provided for hereunder shall be sent by first class mail, by nationwide overnight delivery service (with charges prepaid) or by facsimile transmission (confirmed by delivery by nationwide overnight delivery service sent on the day of the sending of such facsimile transmission) and (i) if to the Purchaser, addressed to the Purchaser at the address specified for such communications in the Purchaser Schedule attached as Annex 1 hereto, or at such other address as the Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 2950 Lake Emma Road, Lake Mary, Florida 32746, Attention: Stuart Mont (facsimile no. 407-444-0559), with a copy (which shall not constitute notice) to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attention: Theodore S. Lynn, Esq. (facsimile no. 212-806-6006), or at such other address as the Company shall have specified to the holder of each Note in writing; PROVIDED, HOWEVER, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

     11I. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be excluded in the computation of the interest payable on such Business Day.

     11J. DISCLOSURE TO OTHER PERSONS. For purposes of this paragraph 11J, "CONFIDENTIAL INFORMATION" means information delivered to the Purchaser or its representatives by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the Subsidiary Guaranty that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Purchaser as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (i) was publicly known or otherwise known to the Purchaser prior to the time of such disclosure, (ii) subsequently becomes publicly known through no act or omission by the Purchaser or any Person acting on the Purchaser's behalf, (iii) otherwise becomes known to the Purchaser other than through disclosure by the Company or any Subsidiary or
(iv) constitutes financial statements delivered to the holders of the Notes pursuant to this Agreement that are otherwise publicly available. The Purchaser will use its best efforts to maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it. The Company acknowledges that the Purchaser may deliver copies of any such Confidential Information delivered to it, and disclose any other information disclosed to it, in connection herewith or the Subsidiary Guaranty to

                  (i) its directors, officers, employees, agents and professional consultants who have been informed of the confidential nature of the information provided,

                  (ii) any other Noteholder,

                  (iii) any Person to which it offers to sell any Note held by it or any part thereof if such Person has agreed to be bound by the provisions of this paragraph 11J,

                  (iv) any Person to which it sells or offers to sell a participation in all or any part of any Note held by it if such Person has agreed to be bound by the provisions of this paragraph 11J,

                  (v) any federal or state regulatory authority having jurisdiction over it,

                  (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio, or

                  (vii) any other Person to which such delivery or disclosure may be necessary or appropriate

                           (a) in compliance with any law, rule, regulation or order applicable to it,

                           (b) in response to any subpoena or other legal process,

                           (c) in connection with any litigation to which it is a party, or

                           (d) in connection with the enforcement or protection
                  of its rights and remedies under the Notes, this Agreement or the Subsidiary Guaranty.


Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11J as though it were a party to this
 Agreement.

     11K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchaser or to the Required Holders, the determination of such satisfaction shall be made by the Purchaser or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11L. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

     11M. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11N. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11O. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

     11P. SEVERALTY OF OBLIGATIONS. No failure by any holder of Notes to perform its obligations under this Agreement shall relieve any other holder of Notes or the Company of any of its obligations hereunder, and no holder of Notes shall be responsible for the obligations of, or any action taken or omitted by, any other holder of Notes hereunder.

      [Remainder of page intentionally blank. Next page is signature page.]

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and the Purchaser.

                                         Very truly yours,

                                         RECOTON CORPORATION



                                         By /S/ STUART MONT
                                         Name:  Stuart Mont
                                         Title:  Secretary


The foregoing Agreement is hereby accepted as of the date first above written.


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By /S/ KEVIN J. KRASKA
Name:  Kevin J. Kraska
Title:  Vice President

                                     ANNEX 1

                           INFORMATION AS TO PURCHASER

================================================================================
PURCHASER NAME                      THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
--------------------------------------------------------------------------------
Name in Which Note is               The Prudential Insurance Company of America
Registered
--------------------------------------------------------------------------------
Series; Note                        R-1; $25,000,000
Registration Number;
Principal Amount
--------------------------------------------------------------------------------
Payment on Account of Note

         Method                     Federal Funds Wire Transfer

         Account Information        Account No.: 890-0304-391, Prudential
                                    Managed Account
                                    Bank of New York
                                    New York, New York
                                    ABA No.: 021-000-018
--------------------------------------------------------------------------------
Accompanying                        Name of Company:        RECOTON CORPORATION
Information                         Description of
                                    Security:       Adjustable Rate Senior Notes
                                                    due September 1, 2008
                                    Security Number:        756268 A@ 7
                                    Due Date and Application (as among
                                    principal, premium and interest) of the
                                    payment being made.
--------------------------------------------------------------------------------
Address for Notices                The Prudential Insurance Company of America
Related to  Payments               Three Gateway Center
                                   100 Mulberry Street
                                   Newark, NJ 07102-4077
                                   Attention: Manager, Billings and Collections
                                         Telephone:   (973) 802-5260
                                         Fax:         (973) 802-8055

                                   with telephonic advice of prepayments to:

                                   Manager, Trade Department
                                   Telephone:         (973) 802-7398
                                   Fax:               (973) 802-9425
--------------------------------------------------------------------------------
Address for All Other              The Prudential Insurance Company of America
Notices                            c/o Prudential Capital Group
                                   One Gateway Center, 11th Floor
                                   7-45 Raymond Boulevard West
                                   Newark, NJ 07102-5311
                                   Attention:  Managing Director
                                   Telephone:        (973) 802-9182
                                   Fax:              (973) 802-3200
--------------------------------------------------------------------------------
Other Instructions                 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                   By________________________________________
                                      Name:
                                      Title:
--------------------------------------------------------------------------------
Instructions re                          Robert S.M. Lawrence, Esq.
Delivery of Notes                         Prudential Capital Group
                                         One Gateway Center
                                         7-45 Raymond Boulevard West, 11th Floor
                                         Newark, NJ 07102-5311
                                         Telephone:    (973) 802-2426
                                         Fax:          (973) 802-2005
--------------------------------------------------------------------------------
Tax Identification Number                22-1211670
================================================================================

                                     ANNEX 2

                         PAYMENT INSTRUCTIONS AT CLOSING

     In accordance with paragraph 2 of the Agreement, the Company authorizes and directs you to make payment for the Notes being purchased by you by payment by federal funds wire transfer in immediately available funds of the purchase price thereof to:

            Bank:              Chase Manhattan Bank

            ABA No.:           021000021

            Account No.:       087-024284

            Account Name:      Recoton Corporation

                                     ANNEX 3

                            INFORMATION AS TO COMPANY


PART 6C: FUNDED DEBT (INCLUDING GUARANTEES) EXISTING ON THE 1997 CLOSING DATE.

[TO BE PROVIDED BY THE COMPANY.]

PART 6I(I): LIENS EXISTING ON THE 1997 CLOSING DATE.

[TO BE PROVIDED BY THE COMPANY.]

PART 8A(II): SUBSIDIARIES.

[TO BE PROVIDED BY THE COMPANY.]

PART 8A(III): AFFILIATES.

[TO BE PROVIDED BY THE COMPANY.]

PART 8C: LITIGATION.

[TO BE PROVIDED BY THE COMPANY.]

PART 8G: AGREEMENTS RESTRICTING DEBT.

[TO BE PROVIDED BY THE COMPANY.]

PART 8I: REPAYMENT OF DEBT WITH PROCEEDS OF NOTES.

[TO BE PROVIDED BY THE COMPANY.]

PART 10B-1: INVESTMENTS EXISTING ON THE 1997 CLOSING DATE.

[TO BE PROVIDED BY THE COMPANY.]

PART 10B-2: RESTRICTED SUBSIDIARIES.

[TO BE PROVIDED BY THE COMPANY.]

                                                                       EXHIBIT A


                                  FORM OF NOTE


                               RECOTON CORPORATION

                ADJUSTABLE RATE SENIOR NOTE DUE SEPTEMBER 1, 2008


No. R-____                                                   PPN: 756268 A@ 7
$_________                                                             [Date]


     FOR VALUE RECEIVED, the undersigned, RECOTON CORPORATION (the "Company"), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to ____________________________ or registered assigns, the principal sum of ________________ DOLLARS ($____________) on September 1, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof quarterly on the first day of March, June, September and December in each year, commencing on the later of December 1, 1998 or the payment date next succeeding the date hereof, until the principal hereof shall have become due and payable, in accordance with, and computed in the manner provided in, paragraph 4G of the Note Purchase Agreement (as defined below) and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Purchase Agreement), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the rate provided in paragraph 4G of the Note Purchase Agreement in respect of such overdue amounts or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate.

     Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Adjustable Rate Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of September 1, 1998 (as may be amended, restated or otherwise modified from time to time, the "Note Purchase Agreement"), between the Company and the original purchaser of the Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Note Purchase Agreement.

     In case an Event of Default, as defined in the Note Purchase Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Purchase Agreement.

     This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.

                                             RECOTON CORPORATION



                                             By
                                                ------------------------------
                                                Name:
                                                Title: